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                                                               EXHIBIT 99(b)(11)

CONSENT OF INDEPENDENT AUDITORS

Seligman Value Fund Series, Inc.

We consent to the use in Post-Effective Amendment No. 2 to Registration Statement No. 333-20621 of our report dated August 1, 1997, appearing in each Series' Mid-Year Report to shareholders for the period April 25, 1997 to June 30, 1997, incorporated by reference in the Statement of Additional Information, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.


DELOITTE & TOUCHE LLP
New York, New York
November 21,1997